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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2002

Robert Half International Inc. (Exact name of registrant as specified in charter)
Delaware (State or Other Jurisdiction of Incorporation)	1-10427 (Commission File Number)	94-1648752 (IRS Employer Identification No.)
2884 Sand Hill Road, Menlo Park, CA 94025 (Address of principal executive offices)
(650) 234-6000 (Registrant's telephone number, including area code)
NO CHANGE (Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant.

        On July 16, 2002, the Company engaged PricewaterhouseCoopers LLP as its independent accountant. From January 1, 2000, through such date, neither the Company nor anyone acting on its behalf consulted PricewaterhouseCoopers LLP regarding either (a) the application of accounting principles to any specified transaction, either completed or proposed, (b) the type of audit opinion that might be rendered on the Company's financial statements or (c) any disagreement or reportable event described in Section 304(a) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.
Date: July 16, 2002	By:	/s/ M. KEITH WADDELL
	Name:	M. Keith Waddell
	Title:	Vice Chairman, Chief Financial Officer And Treasurer

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  Item 4. Change in Registrant's Certifying Accountant.
SIGNATURES